SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

INNOVIVE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51534	74-3123261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

555 Madison Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 716-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 2, 2006, Innovive Pharmaceuticals, Inc. appointed J. Gregory Jester as our Chief Financial Officer, which appointment will be effective on October 16, 2006. We have entered into an employment agreement with Mr. Jester, effective as of October 16, 2006. There is no relationship between us and Mr. Jester other than the employment agreement. More information on Mr. Jester and the employment agreement is contained in Item 5.02 of this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 3, 2006, we issued a press release announcing that we had appointed J. Gregory Jester as our Chief Financial Officer, effective October 16, 2006. A copy of this press release is attached hereto as an exhibit.

There are no family relationships between Mr. Jester, who is 39 years old, and any director or executive officer of the Company. Prior to our appointment of Mr. Jester, he was employed by Barr Pharmaceuticals, Inc. from November 1995 to May 2006, most recently as Vice President and Corporate Controller where he was responsible for corporate and operational accounting, financial reporting and analysis, budgeting and forecasting as well as all SEC filings.

Except for the employment agreement, there are no transactions between us and Mr. Jester.

The material provisions of the employment agreement are as follows:

•	Mr. Jester’s base salary is $190,000 per year, subject to increases or decreases from time to time by our Board of Directors;

•	Mr. Jester is entitled to performance-based bonuses of up to 50 % of his base salary;

•	Upon commencement of employment, Mr. Jester will receive incentive stock options to purchase 90,000 shares of our common stock at an exercise price of $3.96 per share, subject to vesting in three equal annual installments;

•	Upon termination of Mr. Jester’s employment by us without “Cause” or by Mr. Jester with “Good Reason” (both as defined in the agreement), we will pay Mr. Jester severance equal to his base salary for a period of six months following termination, and pay for any continuation of any health insurance in place for a period of up to six months from termination; and

•	Mr. Jester agreed to a one-year non-compete following termination of his employment for any reason.

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The description of the employment agreement set forth above is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Item 8.01. Other Events.

On September 29, 2006, we issued a press release announcing that based on results of a Phase 1 clinical trial, we will discontinue development of INNO-105. A copy of this press release is attached hereto as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description of Document
10.13	Employment Agreement between Innovive Pharmaceuticals, Inc. and J. Gregory Jester, effective October 16, 2006.

99.1	Press release dated September 29, 2006.

99.2	Press release dated October 3, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVE PHARMACEUTICALS, INC.

Date: October 3, 2006	/s/ Steven Kelly
Steven Kelly
President and Chief Executive Officer

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